EXHIBIT 21
SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION
July 31, 2024

	State (Country)	Percentage of Voting
Name of Company	of Incorporation	Securities Owned
Brady Corporation	Wisconsin	Parent
Brady Holdings Mexico LLC	Delaware	100%
The Code Corporation	Delaware	100%
Tricor Direct, Inc.	Delaware	100%
Doing Business As:
Champion America
Clement Communications
Emedco
Seton
Worldmark of Wisconsin Inc.	Delaware	100%
Brady International Co.	Wisconsin	100%
Brady Worldwide, Inc.	Wisconsin	100%
Doing Business As:
Electromark
Nordic ID
Sorbent Products Company
TISCOR
Precision Dynamics Corporation	California	100%
Doing Business As:
Brady People ID
Dual Core
PDC
IDenticard
Magicard
PDC IDenticard
Pharmex
PromoVision
TimeMed Labeling Systems
Brady Australia Holdings Pty. Ltd.	Australia	100%
Brady Australia Pty. Ltd.	Australia	100%
Doing Business As:
ID Card Printers
ID Warehouse
ID Wholesaler
IDW Technologies
OZ-ID Identification Products
Safety Signs Service
Scafftag Australia
Seton Australia
Trafalgar First Aid
Visisign
Carroll Australasia Pty. Ltd.	Australia	100%
Precision Dynamics Europe SRL	Belgium	100%
W.H. Brady N.V.	Belgium	100%
W.H.B. do Brasil Ltda.	Brazil	100%
W.H.B. Identification Solutions Inc.	Canada	100%
Doing Business As:
Brady
Electromark
Identicam Systems
IDenticard Systems

	State (Country)	Percentage of Voting
Name of Company	of Incorporation	Securities Owned
PDC
Seton
Brady (Beijing) Co. Ltd.	China	100%
Brady (Xiamen) Co., Ltd.	China	100%
Brady Investment Management (Shanghai) Co., Ltd.	China	100%
Brady Printing (Shenzhen) Co., Ltd.	China	100%
Brady Technology (Wuxi) Co. Ltd.	China	100%
Brady A/S	Denmark	100%
Nordic ID Oyj	Finland	100%
Doing Business As:
Suomen Turvakilvet
Seripaino Hämäläinen
SPH-Opastepaino.fi
Braton Europe S.A.R.L.	France	100%
Brady Groupe S.A.S.	France	100%
Doing Business As:
Brady
PDC
Seton
Signals
Securimed S.A.S.	France	100%
Brady GmbH	Germany	100%
Doing Business As:
Brady
Code
Nordic ID
PDC
Seton
Transposafe
Bakee Metal Manufactory Company Limited	Hong Kong	100%
Brady Corporation Hong Kong Limited	Hong Kong	100%
Brady Company India Private Limited	India	100%
Brady Italia, S.r.l.	Italy	100%
Nippon Brady K.K.	Japan	100%
Brady Finance Luxembourg S.à.r.l.	Luxembourg	100%
Brady Luxembourg S.à.r.l.	Luxembourg	100%
Brady S.à.r.l.	Luxembourg	100%
Brady Technology SDN. BHD.	Malaysia	100%
Brady Mexico, S. de R.L. de C.V.	Mexico	100%
W.H. Brady S. de R.L. de C.V.	Mexico	100%
Brady B.V.	Netherlands	100%
Doing Business As:
PDC
Brady Finance B.V.	Netherlands	100%
Code Corporation B.V.	Netherlands	100%
Brady AS	Norway	100%
Pervaco AS	Norway	100%
Brady Polska Sp. Z.o.o.	Poland	100%
Brady Arabia Manufacturing Company	Saudi Arabia	100%
Brady Asia Holding Pte. Ltd.	Singapore	100%
Brady Asia Pacific Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pte. Ltd.	Singapore	100%
Brady Singapore Pte. Ltd.	Singapore	100%
Brady s.r.o.	Slovakia	100%
Grafo Wiremarkers Pty. Ltd.	South Africa	100%
Wiremarkers Africa Pty. Ltd.	South Africa	100%

	State (Country)	Percentage of Voting
Name of Company	of Incorporation	Securities Owned
Brady Identificación S.L.U.	Spain	100%
Doing Business As:
PDC
Brady AB	Sweden	100%
Brady Sweden Holding AB	Sweden	100%
Brady (Thailand) Co., Ltd.	Thailand	100%
Brady Etiket ve Isaretleme Ticaret Ltd. Sirketi	Turkey	100%
Brady Middle East FZE	United Arab Emirates	100%
B.I. (UK) Limited	United Kingdom	100%
Brady Corporation Limited	United Kingdom	100%
Doing Business As:
BIG
PDC
Safetyshop
Scafftag
Seton
Signs and Labels
Brady European Holdings Limited	United Kingdom	100%
Magicard Holdings Limited	United Kingdom	100%
Magicard Ltd.	United Kingdom	100%
Brady Vietnam Company Limited	Vietnam	100%